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                               EXCHANGE AGREEMENT
                               ------------------


     THIS EXCHANGE AGREEMENT (this "Agreement"), dated as of August 12, 1997, is entered into among BUCKEYE MANAGEMENT COMPANY, a Delaware corporation (the "General Partner"), BUCKEYE PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), BUCKEYE PIPE LINE COMPANY, a Delaware corporation (the "Manager"), and BUCKEYE PIPE LINE COMPANY, L.P., a Delaware limited partnership, BUCKEYE PIPE LINE COMPANY OF MICHIGAN, L.P., a Delaware limited partnership, LAUREL PIPE LINE COMPANY, L.P., a Delaware limited partnership, EVERGLADES PIPE LINE COMPANY, L.P., a Delaware limited partnership and BUCKEYE TANK TERMINALS COMPANY, L.P., a Delaware limited partnership (together, the "Operating Partnerships") and BMC ACQUISITION COMPANY, a Delaware corporation and owner of all of the outstanding common stock of the General Partner ("BAC").

                                  WITNESSETH:

     WHEREAS, the Partnership is a publicly traded limited partnership in which the General Partner is the general partner;

     WHEREAS, the Operating Partnerships are owned 99% by the Partnership, and 1% by the Manager, which acts as general partner of the Operating Partnerships (except Buckeye Pipe Line Company of Michigan, L.P., which is owned 98.01% by the Partnership and 1.99% by the Manager);

     WHEREAS, the Partnership is governed pursuant to an Amended and Restated Agreement of Limited Partnership (the "Master Partnership Agreement"), dated as of December 23, 1986, as amended, between the General Partner and the limited partners of the Partnership (the "Limited Partners"); the Operating Partnerships, other than Laurel, are governed pursuant to similar Amended and Restated Agreements of Limited Partnership, each dated as of December 23,1986, as amended, between the Manager and the Partnership; and Laurel is governed pursuant to an Amended and Restated Agreement of Limited Partnership dated October 21, 1992, between the Manager and the Partnership (collectively, the "Operating Partnership Agreements");

     WHEREAS, a special committee (the "Special Committee") of disinterested directors of the General Partner has determined that it is in the best interests of the Partnership (i) to issue limited partnership units of the Partnership ("LP Units") to Buckeye Pipe Line Services Company, a Pennsylvania corporation (the "Company") whose shares of capital stock are owned by the BMC Acquisition Company Employee Stock Ownership Plan (the "ESOP"), in exchange for 63,000 shares of BMC Acquisition Company Series A Convertible Preferred Stock, stated value $1,000 per share (the "BAC Preferred Stock"), (ii) to have the Partnership convert the BAC
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Preferred Stock into BMC Acquisition Company Common Stock ("BAC Common Stock"),
and (iii) to contribute the BAC Common Stock to the Operating Partnerships (collectively, the "Restructuring");

     WHEREAS, pursuant to the LP Unit Subscription Agreement dated contemporaneously herewith (the "LP Unit Subscription Agreement"), the Partnership has issued 1,286,573 LP Units to the Company in exchange for the BAC Preferred Stock;

     WHEREAS, pursuant to a notice to BAC of even date herewith, the Partnership has converted the BAC Preferred Stock received pursuant to the LP Unit Subscription Agreement into 484,616 shares of BAC Common Stock (the "Exchange Shares");

     WHEREAS, the Partnership has contributed an undivided interest in the Exchange Shares to the Operating Partnerships; and

     WHEREAS, the Operating Partnerships desire to transfer and assign the Exchange Shares to the Manager in exchange for the release of certain obligations that the Partnership has to the General Partner and the Operating Partnerships have to the Manager, and BAC, the General Partner and the Manager wish for the Manager to receive the Exchange Shares and to release such obligations of the Partnership and the Operating Partnerships, and for the Exchange Shares to be transferred by the Manager to the General Partner and by the General Partner to BAC, which shall thereafter hold the Exchange Shares as treasury stock.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  THE EXCHANGE

     Upon the terms and subject to the conditions of this Agreement, the Operating Partnerships hereby agree to transfer and assign the Exchange Shares to the Manager in exchange for the release of certain obligations of the Partnership to the General Partner and of the Operating Partnerships to the Manager, as set forth in Article II below.


                                   ARTICLE II
                             RELEASE OF OBLIGATIONS

     2.01 Obligations to Reimburse for Executive Compensation. (a) Upon the terms and subject to the conditions of this Agreement, BAC, the General Partner and the Manager, for themselves and their affiliates, successors and assigns, hereby and irrevocably release, relinquish and discharge the Partnership and the Operating Partnerships from any and all liability, obligation, claim, demand, action or suit of any kind or nature, in law or in equity, whatsoever,

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known or unknown, which may be asserted for or on account of or arising out of or in any manner relating to the Partnership's and/or the Operating Partnerships' obligations pursuant to Section 7.4(b) of the Master Partnership Agreement and the Operating Partnership Agreements or otherwise to reimburse BAC, the General Partner or the Manager for total compensation paid for executive level duties performed for the General Partner or the Manager with respect to the functions of operations, finance, legal, marketing and business development, and treasury, as well as President of the Manager following the date hereof. The parties hereto acknowledge that the individuals who presently perform these executive level functions are: Michael P. Epperly, Steven C. Ramsey, Stephen C. Muther, William H. Shea, Jr., David J. Martinelli and C. Richard Wilson, respectively, and their total compensation in all forms on a pro forma annualized basis for 1996 was $2,300,000. Nothing in this Section 2.01(a) shall be deemed to waive the obligations of the Partnership and the Operating Partnerships to reimburse the General Partner and the Manager for (i) employee fringe benefits and retirement benefits for their executives relating to services performed prior to the date hereof, (ii) obligations under severance agreements with their executives to the extent currently reimbursable under the Master Partnership Agreement or (iii) any obligations in respect of their executives which are not related to compensation, including, without limitation, indemnification obligations.

          (b) BAC, the General Partner and the Manager agree, unless the General Partner is removed as general partner of the Partnership, to perform the executive level functions referred to in Section 2.01(a) for the benefit of the Partnership and the Operating Partnerships in a manner satisfactory to the board of directors of the General Partner, which shall be of a quality, scope and nature equivalent to the executive level functions currently performed by the Manager.

     2.0 ESOP Contributions Generally. (a) From the date of this Agreement until all principal, interest and premium is paid in full under the Amended and Restated Note Agreement of even date herewith among the ESOP, The Prudential Insurance Company of America and Pruco Life Insurance Company (the "Note Agreement") (the "ESOP Period"), and only following the exhaustion of the "Top Up Reserve Fund" provided for in paragraph (b) below, the Partnership and the Operating Partnerships shall reimburse the General Partner and the Manager, respectively, for (i) cash contributions made by the Company to the ESOP pursuant to the terms thereof, as necessary for the ESOP to make all payments of principal, interest (including additional interest payable as the result of an interest rate increase under paragraph 7 of the Note Agreement) and premium due under the Note Agreement (excluding, however, the accelerated portion of any payments which have become due and payable upon acceleration of such indebtedness as the result of a default under the Note Agreement), (ii) any income taxes incurred by the Company on the sale of LP Units made to satisfy the redemption obligations described in Section 2.03 below, and (iii) routine administrative charges and expenses common to employee stock ownership plans incurred in connection with the operation of the ESOP, in each case, to the extent distributions from LP Units owned by the Company are not sufficient to make all such payments. Following the ESOP Period, the Partnership and the Operating Partnerships shall have no further obligations to reimburse the General Partner or the Manager for contributions to the ESOP.

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          (b) Top Up Reserve Fund.  For purposes of this Agreement, the "Top Up
Reserve Fund" shall mean the amount set forth on a statement delivered by the General Partner to the Partnership on the date hereof which is equal to the amount of all reimbursements associated with the ESOP made to the General Partner by the Partnership prior to the date hereof, minus the actual cash payments by the ESOP for principal and interest payments and routine administrative charges and expenses actually incurred by the ESOP.

     2.03 No ESOP Contributions for Departing Employees. The General Partner and the Manager acknowledge that neither the Partnership nor the Operating Partnerships shall be obligated to reimburse BAC, the General Partner or the Manager for obligations to redeem the ESOP accounts of departing employees upon the termination of their employment with the Company, or for any other costs or expenses of or relating to the operation of the ESOP other than those specified in Section 2.02(a) above.

     2.04 Representations and Warranties. BAC, the General Partner and the Manager hereby represent and warrant to the Partnership and the Operating Partnerships that (a) neither the Company nor any entity treated as a single employer with the Company under Sections 414(b), 414(c), 414(m), or 414(o) of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has incurred any liability under any provision of ERISA or other applicable law relating to the ESOP; (b) the ESOP has been administered, in all material respects, in compliance with its terms and complies, both in form and operation, with the applicable provisions of ERISA (including, without limitation, the funding and prohibited transactions provisions thereof), the Code and other applicable laws; (c) the ESOP has been determined by the Internal Revenue Service to be qualified within the meaning of Section 401 of the Code, and neither BAC, the General Partner nor the Manager is aware of any fact or circumstances which would adversely affect the qualified status of the ESOP; and
(d) the restructuring of the ESOP contemplated by this agreement does not constitute a "prohibited transaction" under ERISA.

     2.05 Certain Agreements. (a) The parties acknowledge that nothing in the Services Agreement (the "Services Agreement") of even date herewith among the General Partner, the Manager and the Company shall be deemed to enlarge the obligation of the Partnership to reimburse the General Partner under the Master Partnership Agreement or the obligation of the Operating Partnerships to reimburse the Manager under the Operating Partnership Agreements. Furthermore, the Partnership and the Operating Partnerships shall have no obligation to reimburse the General Partner or the Manager for the amounts paid to the Company pursuant to Article V of the Services Agreement unless such amounts were paid as reimbursement for costs and expenses for which the General Partner or the Manager would be entitled to reimbursement under the Master Partnership Agreement or the Operating Partnership Agreements, as such agreements are modified by the terms hereof, if the General Partner or the Manager had incurred such costs and expenses directly. In addition, the Partnership and the Operating Partnerships shall have no obligation to reimburse the General Partner or the Manager for amounts paid to the Company pursuant to Article VI of the Services Agreement unless such amounts were paid as

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indemnification for damages and expenses for which the General Partner or the
Manager would be entitled to indemnification under the Master Partnership Agreement or the Operating Partnership Agreements if the General Partner or the Manager had incurred such damages or expenses directly.

          (b) The Partnership and each of the Operating Partnerships hereby waive any right of offset or counterclaim or similar right it may have against the General Partner or the Manager (including, without limitation, as a result of any Forfeiture Payment (as hereinafter defined) due from the General Partner and the Manager pursuant to Section 3.01), with respect to their respective obligations to reimburse the General Partner or the Manager, as the case may be, for contributions to the ESOP pursuant to Section 2.02 hereof.

          (c) The parties acknowledge that the Partnership and the Operating Partnerships are not obligated to reimburse the General Partner or the Manager if any tax is owed by BAC, the General Partner or the Manager pursuant to
Section 83 of the Internal Revenue Code as a result of the Restructuring.


                                  ARTICLE III
                                   FORFEITURE

     3.01 Failure to Act as General Partner Over the ESOP Period. Except to the extent this obligation is assumed by a successor general partner pursuant to
Section 3.02, if, prior to the end of the ESOP Period, the General Partner ceases to be the general partner of the Partnership or the Manager ceases to be the general partner of all of the Operating Partnerships (the "Termination Date") for any reason other than in connection with the dissolution of the Partnership under Section 14.1(d) of the Master Partnership Agreement, BAC, the General Partner and the Manager shall jointly and severally be obligated to pay to the Operating Partnerships in cash in a lump sum payment an aggregate amount (the "Forfeiture Payment") equal to the product of (A) the greater of (i) $64,200,000 or (ii) the fair market value (as determined by an independent appraiser selected by the Partnership) of the Exchange Shares, which shall be held by BAC as treasury stock until the end of the ESOP Period on the Termination Date (before giving effect to the termination) multiplied by (B) the fraction, the numerator of which is the amount of time (expressed in whole years) before the expiration of the scheduled amortization of the ESOP loan, and the denominator of which is 15. Any payment made pursuant to this Section 3.01 by BAC, the General Partner or the Manager will not be reimbursable by the Partnership or the Operating Partnerships.

     3.02 Assumption of Forfeiture Obligation by a Successor General Partner. If the General Partner is removed as general partner of the Partnership or the Manager is removed as general partner of one or more of the Operating Partnerships during the ESOP Period (but not if the General Partner or the Manager voluntarily withdraws as general partner) pursuant to Section 13.1(b) of the Master Partnership Agreement, the General Partner may cause the successor

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general partner of the Partnership and the Manager may cause the successor general partner of the Operating Partnerships to assume their respective obligations, liabilities and duties under this Agreement.

     3.03 ESOP Loan Secured. The Partnership and the Operating Partnerships acknowledge that BAC, the General Partner and the Manager have each executed and delivered a Guaranty Agreement pursuant to which each has guaranteed the payment and performance of all obligations under the Note Agreement and related documents (the "Note Obligations"), that such guaranty obligations are secured by substantially all assets of BAC, the General Partner and the Manager and, that, as a result, all claims of the Partnership and the Operating Partnerships against BAC, the General Partner and the Manager in respect of the Forfeiture Payment will effectively be subordinated to the Note Obligations.


                                   ARTICLE IV
                            TAX INDEMNITY AGREEMENT

     4.01 Indemnification by the General Partner and the Manager. BAC, the General Partner and the Manager shall, jointly and severally, reimburse and indemnify and hold the Partnership and each Operating Partnership harmless against and in respect of any and all damage, loss, liability, deficiency, settlement payments, interest (including any increase in the rate of interest paid on any loan to the ESOP), penalties, obligations, levies or expenses (including without limitation reasonable legal fees and expenses) (collectively, "Damages") in connection with, resulting from or relating to one of (i) the failure of the lenders to the ESOP to qualify pursuant to Section 133 of the Internal Revenue Code for the interest received exclusion in connection with the loan to the ESOP as a result of the Restructuring or (ii) any excise tax imposed as a result of the Restructuring (each, a "Tax Risk"). The Partnership and the Operating Partnerships shall pay to the ESOP or the lenders to the ESOP (in the case of the Tax Risk described above in clause (i) of this Section 4.01), or to the appropriate taxing authority or other third party (in the case of the Tax Risk described above in clause (ii) of this Section 4.01) any Damages in the event that a Tax Risk is incurred, subject to the foregoing reimbursement obligation. Neither BAC, the General Partner, the Manager nor their affiliates shall be entitled to reimbursement from the Partnership or any Operating Partnership for any indemnification payment made pursuant to this Article IV.

     4.02 Selection of Tax Risk. The disinterested directors of the board of directors of the General Partner shall determine the Tax Risk for which the Partnership and the Operating Partnerships shall be entitled to indemnification from BAC, the General Partner and the Manager and such directors may make such determination at any time. Such determination shall be communicated to the entire board of directors in writing and once so communicated may not be modified or revoked.

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     4.03  Loan From Partnership.  Subject to Section 7.7(g) of the Master
Partnership Agreement, in the event that a Tax Risk is incurred, and the Partnership or the Operating Partnerships incur the Damages associated therewith, the General Partner shall issue to the Partnership a promissory note (the "Note") for the amount of the Damages, with interest calculated at the rate (including points or other financing charges or fees) that the General Partner would be charged by an unrelated lender on a comparable loan. The Note shall be payable by right of offset of the amounts due to the General Partner under the Amended and Restated Incentive Compensation Agreement dated as of March 22, 1996, as amended from time to time, until the Note is paid in full.


                                   ARTICLE V
                                  THE CLOSING

     5.01 Date and Time. The closing for the transactions contemplated hereby (the "Closing") shall be held at the offices of Morgan, Lewis & Bockius LLP in Philadelphia contemporaneously with the execution of this Agreement.

     5.02 Economic Effect. The parties desire to give economic effect to the transactions contemplated by this Agreement as of 11:59 p.m. on the date of Closing.

     5.03 Closing Deliveries. At the Closing, the Operating Partnerships shall deliver to the Manager certificates representing the Exchange Shares, duly endorsed for transfer to the Manager or with separate stock transfer powers attached thereto and signed in blank.


                                   ARTICLE VI
                               GENERAL PROVISIONS

     6.01 Entire Agreement. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

     6.02 Headings. The heading used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     6.03 Waiver and Amendment. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition. Any amendment to this Agreement shall be effective only if in a writing signed by each of the parties hereto.

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     6.04  Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

     6.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     6.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer duly authorized as of the date first above written.


                              BUCKEYE MANAGEMENT COMPANY


                              BY:
                                 ------------------------------
                                 NAME:
                                 TITLE:


                              BUCKEYE PARTNERS, L.P.

                              BY:  BUCKEYE MANAGEMENT COMPANY,
                                    AS GENERAL PARTNER


                              BY:
                                 ------------------------------
                                 NAME:
                                 TITLE:


                              BUCKEYE PIPE LINE COMPANY


                              BY:
                                 ------------------------------
                                 NAME:
                                 TITLE:

                              BUCKEYE PIPE LINE COMPANY
                                OF MICHIGAN, L.P.

                              BY:  BUCKEYE PIPE LINE COMPANY,
                                    AS GENERAL PARTNER


                              BY:
                                 ------------------------------
                                 NAME:
                                 TITLE:


                                       9
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                              LAUREL PIPE LINE COMPANY, L.P.

                              BY:  BUCKEYE PIPE LINE COMPANY,
                                    AS GENERAL PARTNER


                              BY:
                                 ------------------------------
                                 NAME:
                                 TITLE:

                              EVERGLADES PIPE LINE COMPANY, L.P.

                              BY:  BUCKEYE PIPE LINE COMPANY,
                                    AS GENERAL PARTNER

                              BY:
                                 ------------------------------
                                 NAME:
                                 TITLE:



                              BUCKEYE TANK TERMINALS
                                COMPANY, L.P.

                              BY:  BUCKEYE PIPE LINE COMPANY,
                                    AS GENERAL PARTNER


                              BY:
                                 ------------------------------
                                 NAME:
                                 TITLE:


                              BUCKEYE PIPE LINE COMPANY, L.P.

                              BY:  BUCKEYE PIPE LINE COMPANY,
                                    AS GENERAL PARTNER


                              BY:
                                 ------------------------------
                                 NAME:
                                 TITLE:


                              BMC ACQUISITION COMPANY

                              BY:
                                 ------------------------------
                                 NAME:
                                 TITLE:

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